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                                                                   Exhibit 99.1



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMPUTER PRODUCTS, INC. COMMON STOCK, $.01 PAR VALUE PER SHARE, PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 2, 1997, BETWEEN COMPUTER PRODUCTS, INC., CPI ACQUISITION CORP. AND ZYTEC CORPORATION,

   FOR  /X/                 AGAINST  /X/               ABSTAIN  /X/

                           Please check here if you
                           plan to attend the Meeting  /X/




                           Change of Address and
                           or Comments Mark Here  /X/


   IMPORTANT Please sign exactly as name appears to the left. Each joint owner should sign. Executors, adminstrators, trustees and others signing in a representative capacity should give full title. If a corporation, please sign in-full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.




   Dated                                                                1997
         ---------------------------------------------------------------

   -------------------------------------------------------------------------
                                  (Signature)
   -------------------------------------------------------------------------
                                  (Signature)

   Votes MUST be indicated
   (x) in Black or Blue Ink.  /X/


Please Mark, Date, Sign and Return Promptly in the Enclosed Postage Pre-Paid Envelope.


                            COMPUTER PRODUCTS, INC.
                                     PROXY

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF COMPUTER PRODUCTS, INC.
                          TO BE HELD ON NOVEMBER __, 1997


The undersigned stockholder(s) of COMPUTER PRODUCTS, INC., a Florida Corporation (the "Company"), hereby constitute(s) and appoint(s) JOSEPH M. O'DONNELL and RICHARD J. THOMPSON, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of the Company, to be held at the Marriott Hotel,___________________________, Boca Raton, Florida, on November __, 1997
at 10:00 A.M. (local time), and any adjournments thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present in the manner specified and on any business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(continued and to be signed and dated on the reverse side)

                                             COMPUTER PRODUCTS, INC.
                                             P.O. BOX 11073
                                             NEW YORK, N.Y. 10203-0073